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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                          --------------------------

       Date of Report (Date of earliest event reported): September 30, 2002

                          --------------------------

                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)

                          --------------------------



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
     of incorporation or                                   Identification No.)
        organization)



       200 Vesey Street, World Financial Center
                  New York, New York                       10285
       ----------------------------------------          ----------
       (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)



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

Item 5.   Other Events

This report describes an event which has no impact on the American Express Company (the company) consolidated financial statements under generally accepted accounting principles (GAAP), including net income or provisions for losses, except for an insignificant impact on GAAP credit reserves at September 30, 2002. The impact of the event on certain managed basis statistics is described below.

During the third quarter of 2002, the company changed the system it uses to track past due card accounts sent to outside collection agencies. As a result of the shift to this new system, there was a delay in capturing data related to accounts that had entered into bankruptcy. Because of the delay in capturing data, some accounts were reported as delinquent at September 30, 2002 instead of being charged-off when they entered into bankruptcy, which is the company's practice. The effect of this delay was corrected during the fourth quarter of 2002.

The table below represents a revision of managed basis information contained in the third quarter 2002 Form 10-Q filed on November 13, 2002 and Form 8-K filed on October 28, 2002. Managed basis information includes both securitized and non-securitized accounts.



                                                        ------------------------------------------------
                                                               Quarter Ended September 30, 2002
                                                        ------------------------------------------------
                                                               As Reported           As Revised
(in billions, except percentages and where indicated)   ------------------------------------------------
Charge Card Receivables:
     Total Receivables                                         $ 24.1                    $ 24.1
     90 Days Past Due as a % of Total                            2.4%                      2.4%
     Loss Reserves (millions)                                    $939                      $934
         % of Receivables                                        3.9%                      3.9%
         % of 90 Days Past Due                                   161%                      161%
     Net Loss Ratio                                             0.40%                     0.40%

U.S. Lending:
     Total Loans                                               $ 32.2                    $ 32.2
     Past Due Loans as a % of Total:
         30-89 days                                              2.0%                      2.0%
         90+ days                                                1.2%                      1.2%
     Loss Reserves (millions):
         Beginning Balance                                     $1,121                    $1,121
              Provision                                           507                       507
              Net Charge-Offs/Other                             (426)                     (435)
                                                                -----                     -----
         Ending Balance                                        $1,202                    $1,193
                                                               ------                    ------
         % of Loans                                              3.7%                      3.7%
         % of Past Due                                           117%                      118%
Average Loans                                                  $ 32.2                    $ 32.2
Net Write-Off Rate                                               5.6%                      5.7%
Net Interest Yield                                               9.7%                      9.7%


Subsequent Developments
-----------------------

For the first two months of the fourth quarter the actual net loss ratio for the company's charge card portfolio was 0.32%, and the actual accounts over 90 days past due were 2.4% at November 30, 2002. For the U.S. Lending portfolio, the actual net write-off rate was 5.8% for the first two months of the fourth quarter and the actual accounts over 30 days past due were 3.3% at November 30, 2002, reflecting the continued weakness in the economy and unemployment rates.


Other Registrants
-----------------

The delay described above also impacted the American Express Master Trust and the American Express Credit Account Master Trust. The largest impact was to overstate write-offs for November, while understating them for August, September and October. The revisions are reported in separate Form 8-K's being filed today by the Master Trusts.

The delay in capturing data relating to accounts in bankruptcy caused no adjustment to data reported on the September 30, 2002 Form 10-Q for American Express Credit Corporation, a wholly-owned subsidiary of the company.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)


                                       By:    /s/ Stephen P. Norman
                                              ---------------------
                                       Name:  Stephen P. Norman
                                       Title: Secretary




DATE: December 16, 2002